UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 18, 2012

PUMA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52811	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 18, 2012, Puma Biotechnology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Leerink Swann LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of 7,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $16.00 per share (the “Public Offering Price”), less the underwriting discount. On October 19, 2012, the representatives of the Underwriters exercised the overallotment option granted to the Underwriters in the Underwriting Agreement to purchase an additional 1,125,000 shares of Common Stock from the Company at the Public Offering Price, less the underwriting discount.

The transactions contemplated by the Underwriting Agreement were consummated on October 24, 2012. The net proceeds received by the Company from the sale of 8,625,000 shares of Common Stock were approximately $129.1 million after deducting the underwriting discount and estimated offering expenses payable by the Company.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Copies of the press releases issued by the Company in connection with the Offering are attached hereto as Exhibits 99.1, 99.2 and 99.3 and incorporated by reference herein.

Indemnification Agreements

On October 18, 2012, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of the Company’s executive officers and directors. The Company’s current executive officers are Alan H. Auerbach, President and Chief Executive Officer, Charles R. Eyler, Senior Vice President, Finance and Administration and Treasurer, Richard P. Bryce, Senior Vice President, Clinical Research and Development, and Richard Phillips, Ph.D., Senior Vice President, Regulatory Affairs, Quality Assurance and Pharmacovigilance. The Company’s current directors are Alan H. Auerbach, Thomas R. Malley and Jay M. Moyes.

Under the Indemnification Agreements, the Company has agreed to, among other things, indemnify these individuals against certain liabilities that may arise in connection with their status or service as one of the Company’s executive officers or directors or in their capacity at other specified entities at which they may serve at the Company’s request and to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. The Indemnification Agreements are intended to provide indemnification rights to the fullest extent permitted by the General Corporation Law of the State of Delaware and are in addition to any other rights these individuals may have under the Company’s organizational documents or applicable law.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 19, 2012, the Company’s Common Stock became listed and began trading on the New York Stock Exchange under the symbol “PBYI.” Prior to this time, shares of the Company’s Common Stock were quoted for trading on the OTC Bulletin Board and OTCQB Market.

Item 8.01	Other Events.

In connection with the registration statement relating to the Offering, the Company provided additional information about the Company and updated its risk factors and business description. The updated risk factors and business description are attached hereto as Exhibits 99.4 and 99.5, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated October 18, 2012, among Puma Biotechnology, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Leerink Swann LLC, as representatives of the underwriters named therein

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.17 of the Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed on October 15, 2012)

99.1	Press Release dated October 18, 2012

99.2	Press Release dated October 22, 2012

99.3	Press Release dated October 24, 2012

99.4	Risk Factors

99.5	Business Description

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: October 24, 2012	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 18, 2012, among Puma Biotechnology, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Leerink Swann LLC, as representatives of the underwriters named therein

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.17 of the Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed on October 15, 2012)

99.1	Press Release dated October 18, 2012

99.2	Press Release dated October 22, 2012

99.3	Press Release dated October 24, 2012

99.4	Risk Factors

99.5	Business Description